Exhibit 99.1

Zafgen Announces Transition of Board of Directors

-Adds Significant Industry Leadership Experience-

BOSTON – September 28, 2015 – Zafgen, Inc. (Nasdaq: ZFGN), a biopharmaceutical company dedicated to significantly improving the health and well-being of patients affected by obesity, today announced the appointment of Robert Perez and Geoffrey McDonough, M.D., to its Board of Directors.

Mr. Perez is the former Chief Executive Officer of Cubist Pharmaceuticals, and brings over 28 years of experience from various leadership and senior management positions in the life sciences industry. Mr. Perez has a wealth of experience in guiding corporate strategy in the biotechnology industry, with a focus on drug development and commercialization. Prior to joining Cubist, Mr. Perez served as Vice President of the CNS Business Unit at Biogen, where he was responsible for leading the U.S. neurology franchise. From 1995 to 2001 he served as a Regional Director, Director of Sales, and Avonex Commercial Executive at Biogen. From 1987 to 1995, Mr. Perez held various sales and marketing positions at Zeneca Pharmaceuticals.

Dr. McDonough is President and Chief Executive Officer of Swedish Orphan Biovitrum AB (Sobi), a leading international healthcare company focused on rare diseases. Dr. McDonough brings more than 13 years of leadership experience in rare and genetic disorders, having previously spent nearly a decade at Genzyme, now part of Sanofi, where he led the rare genetic disease business unit and subsequently served as President of Europe, Middle East and Africa with operations in 55 countries and a portfolio of 15 leading biotechnology and specialty products. Prior to joining Genzyme, Dr. McDonough worked as a physician in the U.S., and also has experience as a medical technology entrepreneur and as an adviser for RA Capital Management.

“As the Zafgen organization continues to grow and mature as a public company, we are very pleased to appoint Rob and Geoff to our Board of Directors,” said Thomas Hughes, Ph.D., Chief Executive Officer of Zafgen. “Both executives bring deep industry experience to our board which will prove invaluable as we advance our programs and strive to help improve the lives of patients impacted by obesity and complex metabolic disorders.”

“I am excited to join the Zafgen board, a leading company in the obesity and metabolic disease space,” said Robert Perez. “I look forward to working closely with the outstanding team of management and other board members.”

“Zafgen is entering a period of dynamic growth with data from two important clinical trials in the coming months, said Dr. McDonough. “I hope to contribute to the strategy in Prader-Willi syndrome and hypothalamic injury-associated obesity and other complex metabolic disorders, and to the transition to an integrated commercial organization.”

Mr. Perez received his M.B.A. from the UCLA Anderson School of Management, and a B.S. in Business/Marketing from California State University-Los Angeles. He is a Director at AMAG Pharmaceuticals, Inc. and Flex Pharma, Inc. He is also a Trustee of the Dana-Farber Cancer Institute and a Director of Cidara Therapeutics, Inc., College Bound Dorchester, the Biomedical Science Careers Program, and a member of the Board of Advisors of Citizen Schools of Massachusetts.

Dr. McDonough received his M.D. in medicine/pediatrics from Harvard Medical School and completed a combined residency program in medicine and pediatrics at Massachusetts General Hospital and Boston Children’s Hospital. He received his B.A. in Philosophy with Highest Honors and a B.S. with Highest Distinction in Biology from the University of North Carolina at Chapel Hill.

In addition, Kevin Starr and Avi Goldberg will be resigning from Zafgen’s Board of Directors effective as of December 8, 2015 as we transition the board with the appointment of Robert Perez and Geoffrey McDonough, M.D.

“We want to thank Kevin and Avi for their long service to the Zafgen Board of Directors,” said Peter Barrett, Chairman of the Board of Zafgen. “Kevin and Avi have contributed greatly to the strategy and growth of the Company.”

About Zafgen

Zafgen (Nasdaq:ZFGN) is a biopharmaceutical company dedicated to significantly improving the health and well-being of patients affected by obesity and complex metabolic disorders. Zafgen is focused on developing novel therapeutics that treat the underlying biological mechanisms through the MetAP2 pathway. Beloranib, Zafgen’s lead product candidate, is a novel, first-in-class, twice-weekly subcutaneous injection being developed for the treatment of multiple indications, including severe obesity in two rare diseases, Prader-Willi syndrome and obesity caused by hypothalamic injury, including craniopharyngioma-associated obesity; and severe obesity in the general population. Zafgen is also developing ZGN-839, a liver-targeted MetAP2 inhibitor, for the treatment of nonalcoholic steatohepatitis, or NASH, and abdominal obesity, as well as second-generation MetAP2 inhibitors. Zafgen aspires to improve the lives of patients through targeted treatments and has assembled a team accomplished in bringing therapies to patients with both rare and prevalent metabolic diseases.

Safe Harbor Statement

Various statements in this release concerning Zafgen’s future expectations, plans and prospects, including without limitation, Zafgen’s expectations regarding beloranib as a treatment for PWS, hypothalamic injury-associated obesity and other forms of severe obesity, including severe obesity in patients with type 2 diabetes, its expectations with respect to the timing of receipt of data from and the success of its clinical trials of beloranib and other product candidates, the expected requirements and timing of additional clinical trials and pre-clinical studies, and its plans regarding commercialization of beloranib may constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Zafgen’s ability to successfully demonstrate the efficacy and safety of its product candidates, the pre-clinical and clinical results for its product candidates, which may not support further development, actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials, obtaining, maintaining and protecting its intellectual property, Zafgen’s ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties, competition from others developing products for similar uses, Zafgen’s ability to manage operating expenses, Zafgen’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives, Zafgen’s dependence on third parties for development, manufacture, marketing, sales and distribution of products, the outcome of litigation, and unexpected expenditures, as well as those risks more fully discussed in the section entitled “Risk Factors” in Zafgen’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Zafgen’s subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Zafgen’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Zafgen explicitly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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FTI Consulting

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Kimberly Ha

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